                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                BIC CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                BIC CORPORATION
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                           [LOGO OF BIC CORPORATION]
                                BIC CORPORATION
                                 500 BIC DRIVE
                           MILFORD, CONNECTICUT 06460

                           __________________________


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 1994

                           __________________________


   PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of BIC Corporation, a New York corporation, will be held at the TRUMBULL MARRIOTT MERRITT PARKWAY, 180 HAWLEY LANE, TRUMBULL, CONNECTICUT 06611, on Tuesday, April 26, 1994, at 10 o'clock in the morning, for the following purposes:

   1. To fix the number of and to elect the Board of Directors for the ensuing year.

   2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON MARCH 16, 1994, AS THE RECORD DATE FOR THE DETERMINATION OF SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, BUT WISH YOUR SHARES TO BE VOTED, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY WHICH IS SOLICITED BY AND ON BEHALF OF THE MANAGEMENT.

                                By Order of the Board of Directors,


                                                     THOMAS M. KELLEHER,
                                                          Secretary

Dated: Milford, Connecticut
       March 31, 1994

                           [LOGO OF BIC CORPORATION]
                                BIC CORPORATION
                                 500 BIC DRIVE
                           MILFORD, CONNECTICUT 06460



                                              Approximate Mailing Date:
                                                   March 31, 1994

                           __________________________

                                PROXY STATEMENT



   This proxy statement is furnished in connection with the solicitation by the management of BIC Corporation (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on April 26, 1994, at the Trumbull Marriott Merritt Parkway, 180 Hawley Lane, Trumbull, Connecticut 06611 at 10 o'clock in the morning, and at any adjournment thereof.

   All shareholders of record as of the close of business on March 16, 1994, will be entitled to vote. As of March 16, 1994, the Corporation had outstanding 23,559,244 Common Shares, each of which is entitled to one vote with respect to each matter to be voted upon at the meeting.

   Each valid proxy in the enclosed form received by management will be voted by the persons therein named in accordance with the shareholder's direction.
Unless the shareholder specifies that authority to vote for directors is withheld, it is intended that the shares will be voted fixing the number of directors to be elected at seven and in favor of the election of the seven nominees named in this proxy statement. Management knows of no reason why any of the nominees so named will be unavailable for election. If any such nominee should be unavailable for election by reason of death or otherwise, the proxies will be voted for the election of such other person as may be recommended by the present Board of Directors. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. If a shareholder attends the meeting and desires to vote in person, his/her proxy will not be used.

   An automated system administered by the Corporation's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of Common Shares present and voting. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                             ELECTION OF DIRECTORS

   The following information is furnished with respect to each person to be nominated for election as a director to serve until the next annual meeting or until such person's successor has been elected. Each nominee was elected to office at the 1993 Annual Meeting of Shareholders. Unless otherwise noted, employment is with BIC Corporation.

- --------------------------------------------------------------------------------
  NAME               AGE                          POSITION
- --------------------------------------------------------------------------------
Bruno Bich           47      Chairman of the Board and Chief Executive Officer
                             since 1992. President and Chief Executive Officer from 1983 to 1992. Director since 1971. Chairman of the Board and President of Societe BIC, S.A. since
                             June 1993. Director since 1986.

Marcel L. Bich       79      Vice Chairman of the Board since 1992. Chairman of
                             the Board from 1958 to 1982 and from 1984 to 1992.
                             Director since 1958. Chairman of the Board and President of Societe BIC, S.A. from 1953 to June
                             1993. Director General and Director since 1953.

Raymond Winter       53      President and Chief Operating Officer since 1992.
                             Vice President-Sales & Marketing from 1985 to 1986 and 1991 to 1992. President of BIC Inc. (Canada) since 1986. Director since 1992.

Alexander Alexiades  63      Vice President and Treasurer of the Corporation
                             from 1973 to March 1993. Director since 1971.

Antoine G. Treuille  45      Senior Vice President with the investment firm of
                             Desai Capital Management, Inc. since 1992.
                             Executive Vice President with the investment firm of Entrecanales Inc. from 1985 to 1992. Director since 1992.

Robert E. Allen      49      Managing Director with the consulting firm of
                             Redding Consultants, Inc. since 1982. Director since 1992.

David W. Heleniak    48      Partner with the law firm of Shearman & Sterling
                             since 1981. Director since 1992.

   Mr. Marcel L. Bich is the father of Mr. Bruno Bich; no other family relationships exist between any of the nominees named above. In addition, Messrs. Marcel L. Bich and Bruno Bich are related to two executive officers of Societe BIC, S.A.

   COMMITTEES OF THE BOARD. The By-Laws empower the Board of Directors to establish committees of the Board of Directors. In 1992, the Board of Directors appointed an Audit Committee composed of Messrs. Treuille, as chairman, Allen and Heleniak. Two meetings of the Audit Committee were held during 1993. The Audit Committee is primarily concerned with the Corporation's accounting policies and reporting practices and the sufficiency of its auditing practices. The Committee reviews the scope of the annual audit and the findings and recommendations of the outside auditors after the completion of the audit and monitors the extent to which the Corporation implements changes recommended by the outside auditors.

   COMPENSATION OF DIRECTORS. During 1993, three nominees to the Board were either employees of the Corporation or of its parent, Societe BIC, S.A. These individuals received no additional compensation for their services on the Board. Mr. Alexiades was employed by the Corporation until his retirement in March 1993. He received no additional compensation for his services on the Board during that time but was paid $25,000 for services on the Board since retiring in March 1993. Messrs. Treuille, Allen and Heleniak were each paid $30,000 for services on the Board during 1993. In addition, Mr. Alexiades represents the Corporation in various trade association matters for which he was compensated in 1993.

   MEETINGS OF THE BOARD. During 1993, seven meetings of the Board of Directors were held in addition to various actions taken by the Board from time to time by unanimous written consent. Mr. Marcel L. Bich participated in fewer than 75% of these Board meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth, as to the Chief Executive Officer and the four most highly compensated executive officers of the Corporation, all compensation paid by the Corporation for each of the last three fiscal years.



                                       ANNUAL COMPENSATION
                                       -------------------
    NAME AND                                                      ALL OTHER
PRINCIPAL POSITION              YEAR    SALARY      BONUS   COMPENSATION/(1)(2)/
- ------------------              ----    ------      -----   --------------------

BRUNO BICH                      1993   $472,680   $236,000         $27,018
Chairman and Chief              1992    449,375    232,000           6,784
Executive Officer               1991    389,249    172,000

RAYMOND WINTER                  1993    296,213    136,000          16,999
President and Chief             1992    281,854    133,000         586,843
Operating Officer               1991    178,111     90,000

AL D'ADDARIO                    1993    165,666     57,000          10,910
Vice President - Manufacturing  1992    147,328     52,000           2,231

ROBERT L. MACDONALD             1993    141,275     58,000          14,525
Vice President-Finance and
 Treasurer

JAMES PALMER                    1993    150,500     51,000          11,024
Director, Sales and Marketing   1992    138,750     50,000           1,999


NOTES: (1) For 1992, reflects matching contributions by the Corporation to the BIC Corporation 4Ol(k) Savings and Investment Plan on behalf of each of the named executives and for Mr. Palmer also includes $240 reflecting the matching contributions in 1992 by the Corporation to the BIC Corporation Employees Share Purchase Plan and for Mr. Winter also includes an interest free loan in the amount of $582,592 made by the Corporation to facilitate the purchase of a home in Connecticut following his transfer from Canada. Bridge loans such as this are made by the Corporation to relocated employees in accordance with corporate policy. Mr. Winter repaid the entire loan in May 1992.

       (2) For 1993, reflects: (a) matching contributions by the Corporation to the BIC Corporation 401(k) Savings and Investment Plan on behalf of each of the named executives, as follows: B. BICH $7,075; R. WINTER $7,075; A. D'ADDARIO $4,970; R. MACDONALD $4,238; J. PALMER $4,515; and (b) the dollar value of premiums paid by the Corporation for term life insurance for the benefit of the named executives, as follows: B. BICH $19,943; R. WINTER $9,924; A. D'ADDARIO $5,940; R. MACDONALD $10,287; J. PALMER $6,509.

RETIREMENT PLANS
   The Corporation has pension plans covering substantially all its employees.

   The following table sets forth the estimated annual pension benefits payable upon normal retirement under the Salaried Employees Pension Plan and Selected Executive Retirement Plan to employees in the final average compensation and years of service classifications indicated. The benefits are not subject to any deductions for Social Security benefits or other offset amounts.

                               PENSION PLAN TABLE

                          ESTIMATED ANNUAL PENSION FOR REPRESENTATIVE
                                   YEARS OF CREDITED SERVICE
                          -------------------------------------------
FINAL AVERAGE
COMPENSATION           5               10              15         20 OR MORE
- ------------        -------         -------         -------       ----------
$100,000            $12,500         $25,000         $37,500         $50,000
 200,000             25,000          50,000          75,000         100,000
 300,000             37,500          75,000         112,500         150,000
 400,000             50,000         100,000         150,000         200,000
 500,000             62,500         125,000         187,500         250,000
 600,000             75,000         150,000         225,000         300,000
 700,000             87,500         175,000         262,500         350,000
 800,000            100,000         200,000         300,000         400,000

   The Salaried Employees Pension Plan is a non-contributory defined benefit plan which provides a life annuity to all eligible salaried employees upon reaching normal retirement age. The pension benefit is based upon years of employment and average annual compensation (i.e., salary and bonuses but not deferred compensation) for the three highest consecutive years during the last ten years of employment. Benefits under the plan become vested after five years.

   The Corporation also maintains a Selected Executive Retirement Plan which supplements the benefits received under the Salaried Employees Pension Plan for certain designated employees. Under the Selected Plan, vested participants reaching the age of 57 become entitled to a life annuity which, when added to benefits received under the Salaried Plan, equals 2 1/2% of the final average compensation times the number of years of service up to a maximum of 20 years. Benefits under the Selected Executive Retirement Plan become vested after 15 years of service. No participant in the Selected Plan is entitled to any retirement benefits unless and until he/she has been a participant in the Selected Plan for 5 years on his/her retirement date. Maximum benefits under the Salaried and Selected Plans are realized after 20 years of service.

   As of February 1, 1994, the following individuals have the years of credited service indicated: Bruno Bich -- 19, Raymond Winter -- 25, Al D'Addario -- 19, Robert L. Macdonald -- 3 and James Palmer -- 20.

401(K) SAVINGS AND INVESTMENT PLAN

In 1992, the Corporation adopted a 401(k) Savings and Investment Plan (the "Plan"). The Plan is a continuation of the BIC Corporation Employees Share Purchase Plan which was adopted in 1978. All U.S. non-unionized employees who have been employed by the Corporation for at least one year and who work 1,000 hours per year are eligible to participate in the Plan. The purpose of the Plan is to provide employees of the Corporation, including officers, with a long-term savings incentive. Under the Plan, the Corporation contributes $.50 for each $1.00 paid in by a participating employee through payroll deduction, up to 6% of an employee's before tax pay. All funds paid in are held in a related trust for investment in several investment options, including shares of the Corporation's Common Stock, chosen by the participating employee. Funds become distributable upon termination of employment, retirement, total disability or death. Funds contributed by the participating employee and earnings on said funds are 100% vested. The Corporation's matching contributions are fully vested after 2 years of service. There are certain restrictions on withdrawal from the Plan other than described above. The Plan provides that each participant has the right to direct the voting of the shares of the Corporation's Common Stock allocated to the participant's account.

   The Plan is administered by a Committee of two people appointed by the Board. The Committee presently comprises Robert L. Macdonald, Vice President-Finance and Treasurer and Ruth M. Brennan, Director of Human Resources. All expenses of administering the Plan, including brokerage commissions and transfer taxes, are borne by the Corporation. Fleet Bank is the trustee of the Trust created under the Plan and holds, manages, invests and distributes all funds and property in accordance with the terms and conditions of the Plan. No funds or property may revert to the Corporation.

   The Board of Directors may amend, suspend or terminate the Plan at any time but not so as to adversely affect any right of any participant with respect to contributions already made.

   The Local 134 Employees Share Purchase Plan, adopted by the Corporation in 1988 for employees in the bargaining unit for which Local 134 United Rubber, Cork, Linoleum and Plastic Workers of America acts as the bargaining representative, remains in effect.

SEVERANCE PAY PLAN

   The Corporation's Severance Pay Plan covering all salaried employees was discontinued as of December 31, 1993. Any future severance payments made by the Corporation to its salaried employees shall be solely at the discretion of the Corporation.

   The Collective Bargaining Agreement, dated January 31, 1994, with Local 134 United Rubber, Cork, Linoleum and Plastic Workers of America, provides for the payment of severance benefits to unionized employees who are on layoff for longer than six months and who elect severance in lieu of recall rights. Severance benefits are equal to one week of base wages for every two years of seniority for the first ten years and one week of base wages for every one year of seniority beyond ten years.

CERTAIN TRANSACTIONS

   Under the terms of an Agreement dated June 30, 1971, as amended, the Corporation and Societe BIC, S.A. (which is engaged in substantially the same business as the Corporation) are obligated to furnish each other information with respect to technological improvements, whether patentable or otherwise, at no cost to the recipient. This portion of the Agreement represents the formalization of the arrangement which has prevailed between the parties since the Corporation's formation. In addition, the Agreement provides that the Corporation and Societe BIC, S.A. shall be entitled, but shall not be required, to purchase machinery, equipment and products from each other at a price not greater than 120%, and raw materials at a price not greater than 110%, of the cost thereof. This Agreement was renewed in 1991 for an additional term of five years.

   Pursuant to the terms of the foregoing Agreement, the Corporation's purchases from and sales to Societe BIC, S.A. and its affiliates during 1993, aggregated approximately $42.2 million and $11.4 million, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   In the absence of a compensation committee, the full Board of Directors is responsible for setting the compensation of executive officers. Salary and bonus recommendations are prepared by management and submitted to the full Board for discussion and approval, executive officers who are members of the Board of Directors having excused themselves from consideration of such matters. The following report on executive compensation paid to the named executive officers in 1993 has been submitted by the full Board.

   The compensation package of executive officers of the Corporation, including the Chief Executive Officer, is composed of two primary components, base annual salary and annual performance-based bonus. The objectives of this compensation package are to link executive compensation to overall performance of the Corporation, with specific emphasis on increasing sales and profits and building shareholder value, and to provide competitive compensation packages in order to attract, motivate and retain valuable executives.

   Base salaries for 1994 were determined in December of 1993 and performance-based bonuses for 1993 were paid in December of 1993. Both reflect performance in 1993. The Corporation considered factors such as performance of the Corporation and personal performance as well as competitive data in determining base salaries and performance-based bonuses for executive officers, including the Chief Executive Officer, with particular weight being given to corporate and personal performance. Competitive data was prepared by outside consultants and is reflective of comparable positions in companies in similar industries and similar in size to the Corporation. Based on this competitive data, the Corporation aims to set compensation packages for its executives (base salary and bonus) at approximately the 75th percentile.

   1994 base salary increases averaged 3% for the Chief Executive Officer and the named executive officers. This is consistent with the base salary guidelines established for non-unionized employees of the Corporation. The maximum performance-based bonus for 1993 for executive officers was set at 60% of base salary. In 1993, the Chief Executive Officer earned a bonus of 50% of base salary as compared to 52% for 1992.

   In determining salary increases and bonuses, the Board of Directors considered the performance of each executive and his contribution to the performance of the Corporation in 1993. In some cases, base salary increases also reflect the addition of responsibilities to particular executive officers' positions during the year. The corporate performance factors identified for executive officers, including the Chief Executive Officer, were to build long term shareholder value, increase net sales and improve profitability of the Corporation's core product categories.

   The Corporation reported a 12% increase in earnings in 1993, before the effect of change in accounting principle, resulting in an increase in net income per share to $1.90 compared with $1.70 per share in 1992. Each of the Corporation's core product categories, Stationery Products, Lighters and Shavers, reported growth in revenues, net profits and profit margins. Although 1993 financial results were favorable, due to competitive and economic conditions, base salary increases for 1994 were modest and bonuses were at levels similar to those in 1992.

  The foregoing report has been furnished by MESSRS. ALEXIADES, ALLEN, B. BICH,
M. BICH, HELENIAK, TREUILLE AND WINTER.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Board of Directors has not established a compensation committee. Except as noted below, all decisions regarding the compensation of executive officers are determined by the Board of Directors acting as a whole. Messrs. Alexiades, Allen, B. Bich, M. Bich, Heleniak, Treuille and Winter participated in deliberations of the Board concerning annual performance-based bonuses for 1993 and salaries for 1994. Messrs. B. Bich and Winter are employees of the Corporation and M. Bich is a director of the Corporation's parent, Societe BIC, S.A. Mr. Alexiades was an employee of the Corporation until his retirement in March 1993. In addition, Mr. Alexiades represents the Corporation in various trade association matters for which he was compensated in 1993. The management directors as a group excused themselves from the discussions regarding their compensation which was determined by Messrs. Alexiades, Allen, Heleniak and Treuille.

PERFORMANCE GRAPH

   The following graph compares the cumulative total shareholder return on the Common Shares of the Corporation for the last five years with the cumulative total return on the Media General Composite Index and the Dow Jones Industry Group Index (Household Products Non-durable) over the same period (assuming an investment of $100 in the Corporation's Common Shares, the Media General Composite Index and the Dow Jones Industry Group Index on January 3, 1989, and reinvestment of all dividends).

                             [GRAPH APPEARS HERE]

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET



Measurement period                                      BROAD
(Fiscal year Covered)    BIC CP         PEER GROUP      MARKET
- ---------------------   ---------       ----------      -------
Measurement PT -
FYE 1988                $ 100           $ 100           $ 100

FYE 1989                $ 120.43        $ 144.69        $ 124.71
FYE 1990                $  83.40        $ 163.35        $ 115.96
FYE 1991                $ 129.88        $ 187.68        $ 149.69
FYE 1992                $ 336.59        $ 214.79        $ 155.68
FYE 1993                $ 292.16        $ 233.01        $ 178.71


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information as of January 3, 1994, concerning persons known by the Corporation to be the beneficial owners of more than 5% of the outstanding Common Shares of the Corporation.


                                                  AMOUNT OF
                      NAME AND ADDRESS OF         BENEFICIAL         PERCENT
TITLE OF CLASS         BENEFICIAL OWNER           OWNERSHIP          OF CLASS
- --------------        -------------------         ----------         --------

Common Shares         Bruno Bich                18,304,848/(1)/       77.7%
$ 1.00 par value      BIC Corporation
                      Milford, Connecticut

                      Marcel L. Bich            17,912,648/(2)/       76.0%
                      8 Impasse des Cailloux
                      Clichy, France

                      Societe BIC, S.A.         14,829,836/(3)/       62.9%
                      8 Impasse des Cailloux
                      Clichy, France


NOTES: (1) Includes:

       (a) 14,829,836 shares which are subject to the Voting Trust Agreement (the "Voting Trust"), dated February 5, 1991, owned by Societe BIC, S.A.;

       (b) 2,400,000 shares which are subject to the Voting Trust, owned directly by Bruno Bich, or in trust for the benefit of Bruno Bich and his family;
       (c) 340,630 shares which are not subject to the Voting Trust, owned directly by Bruno Bich;
       (d) 51,570 shares which are not subject to the Voting Trust, held in the name of Bruno Bich's minor children;
       (e) 400,000 shares which are subject to the Voting Trust, owned directly by Francois Bich, a son of Marcel L. Bich; and
       (f) 282,812 shares which are subject to the Voting Trust, owned directly by Marcel L. Bich.

       With the exception of the 2,400,000 shares subject to the Voting Trust, Bruno Bich's interest in all other shares subject to the Voting Trust arises solely from his being voting trustee under the Voting Trust and he disclaims any beneficial interest in such shares.

       (2) Includes:

       (a) 14,829,836 shares which are subject to the Voting Trust, owned by Societe BIC, S.A.;
       (b) 2,400,000 shares which are subject to the Voting Trust, owned directly by Bruno Bich, or in trust for the benefit of Bruno Bich and his family;
       (c) 400,000 shares which are subject to the Voting Trust, owned directly by Francois Bich, a son of Marcel L. Bich; and
       (d) 282,812 shares which are subject to the Voting Trust, owned directly by Marcel L. Bich.

       With the exception of the 282,812 shares subject to the Voting Trust, Marcel L. Bich's interest in all other shares subject to the Voting Trust arises solely from his being voting trustee under the Voting Trust over which he has sole voting authority only while in the United States.

       (3) Shares held by Societe BIC, S.A. which are subject to the Voting
       Trust.

MANAGEMENT

   The following table sets forth certain information as of January 3, 1994, with respect to the number of Common Shares of the Corporation owned by each person to be nominated for election as a director (other than Messrs. Marcel L. Bich and Bruno Bich, whose ownership of Common Shares is described above) and all directors and officers as a group.


                                                     AMOUNT OF
                          NAME OF                    BENEFICIAL    PERCENT
TITLE OF CLASS        BENEFICIAL OWNER               OWNERSHIP     OF CLASS
- --------------        ----------------               ---------     --------
Common Shares       Alexander Alexiades                30,000          *
$ 1.00 par value    Robert E. Allen                     2,000          *
                    David W. Heleniak                   1,000          *
                    Antoine G. Treuille                 1,000          *
                    Raymond Winter                      3,233          *
                    Robert L. Macdonald                 1,959          *
                    Al D'Addario                        1,574          *
                    James Palmer                        2,028          *


Directors and Executive Officers as a group,
12 persons.                                           18,348,790    78.0%

*Each individual has stock holdings of less than 1%.

                       FINANCIAL STATEMENTS AND AUDITORS

   The Corporation's Consolidated Financial Statements for the 1993, 1992 and 1991 fiscal years reported upon by Deloitte & Touche are included in the Annual Report of the Corporation, which is being sent to shareholders along with this Proxy Statement. Such financial statements are not to be considered a part of this Proxy Statement.

   Deloitte & Touche, independent certified public accountants, have been selected by management of the Corporation and approved by the Audit Committee of the Board of Directors to serve as auditors for the 1994 fiscal year, as they have since 1970. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 OTHER MATTERS

   Management of the Corporation is not aware of any matters to be presented for action at the meeting other than those specifically set forth in the notice thereof and does not intend to bring any other matters before the meeting. However, if other matters should come before the meeting, it is intended that the holders of the proxies or their substitutes will vote thereon in accordance with their best judgment.

SHAREHOLDERS' PROPOSALS

   Proposals of shareholders intended to be presented at the Corporation's Annual Meeting of Shareholders to be held in 1995 must be received by the Corporation for inclusion in next year's proxy material on or before December 11, 1994. Furthermore, in order for the proposal to be included in the proxy material, the shareholder must have complied with the applicable rules issued by the Securities and Exchange Commission relating to proposals by security holders.

EXPENSES

   All expenses incurred in connection with this solicitation will be borne by the Corporation. The Corporation may request banks and brokers to solicit their customers who have a beneficial interest in the Corporation's stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. In addition to the use of the mails, solicitation may be made by employees of the Corporation by telephone, telegraph, cable and personal interview, without additional compensation for such services.



                                         THOMAS M. KELLEHER,
                                              Secretary

                                BIC CORPORATION
           PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- APRIL 26, 1994

The undersigned hereby constitutes and appoints BRUNO BICH, ALEXANDER ALEXIADES and RAYMOND WINTER, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of BIC Corporation (the "Corporation"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation, to be held at the Trumbull Marriott Merritt Parkway, 180 Hawley Lane, Trumbull, Connecticut 06611, at 10 o'clock in the morning, Eastern Daylight Time, on Tuesday, April 26, 1994, and all adjournments thereof, upon the following matters:

- --------------------------------------------------------------------------------
           (Continued, and to be signed and dated on the other side)

If no specification is made, this Proxy will be voted for Proposal 1.

1.  ELECTION OF DIRECTORS.
FOR all nominees   WITHHOLD      Alexander Alexiades, Robert E. Allen,
listed (except as  AUTHORITY     Bruno Bich, Marcel L. Bich, David W. Heleniak,
marked to the      to vote for   Antoine G. Treuille and Raymond Winter.
contrary.)         all nominees
                   listed        (INSTRUCTIONS:  To withhold authority to vote
                                 for any individual nominee, write that
  [_]              [_]           nominee's name on the space provided below.)
                                 ______________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                           THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT


                         Dated:___________________________________________, 1994


                         _______________________________________________________
                                          (Signature of Shareholder)

                         Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint tenants should both sign.



            "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
            PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

            BIC CORPORATION LOCAL 134 EMPLOYEES SHARE PURCHASE PLAN

To:  Harris Trust Company, as Trustee under the BIC
     Corporation Local 134 Employees Share Purchase Plan.

     In connection with the Annual Meeting of Shareholders of BIC Corporation (the "Corporation") to be held on April 26, 1994, the undersigned hereby instructs you with respect to voting, in person or by proxy, at such meeting, and all adjournments thereof, all Common Shares of the Corporation in the undersigned's account in the Plan in respect to which the undersigned is entitled to give you voting instructions.

                INSTRUCTIONS FOR ANNUAL MEETING OF SHAREHOLDERS

     You are instructed to vote upon matters coming before the meeting and, unless contrary direction is indicated, to vote the shares in connection with the election of directors as indicated below.

1.  ELECTION OF DIRECTORS   FOR all nominees listed     WITHHOLD AUTHORITY
                            below (except as marked     to vote for all nominees
                            to the contrary below) [_]  listed below         [_]


Alexander Alexiades, Robert E. Allen, Bruno Bich, Marcel L. Bich, David W. Heleniak, Antoine G. Treuille and Raymond Winter. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

________________________________________________________________________________
                                              (Continued from other side)

If no specification is made, this Proxy will be voted for Proposal 1.


            THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT


                      Dated:___________________________________________, 1994


                      _______________________________________________________
                                      (Signature of Shareholder)

                      Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint tenants should both sign.

              BIC CORPORATION 401(K) SAVINGS AND INVESTMENT PLAN

To:  Fleet Bank, as Trustee under the BIC
     Corporation 401(k) Savings and Investment Plan

     In connection with the Annual Meeting of Shareholders of BIC Corporation (the "Corporation") to be held on April 26, 1994, the undersigned hereby instructs you with respect to voting, in person or by proxy, at such meeting, and all adjournments thereof, all Common Shares of the Corporation in the undersigned's account in the Plan in respect to which the undersigned is entitled to give you voting instructions.

          INSTRUCTIONS FOR ANNUAL MEETING OF SHAREHOLDERS

     You are instructed to vote upon matters coming before the meeting and, unless contrary direction is indicated, to vote the shares in connection with the election of directors as indicated below.

1.  ELECTION OF DIRECTORS  FOR all nominees listed     WITHHOLD AUTHORITY
                           below (except as marked     to vote for all nominees
                           to the contrary below) [_]  listed below         [_]

Alexander Alexiades, Robert E. Allen, Bruno Bich, Marcel L. Bich, David W. Heleniak, Antoine G. Treuille and Raymond Winter. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

________________________________________________________________________________
                                              (Continued from other side)

If no specification is made, this Proxy will be voted for Proposal 1.


            THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT


                      Dated:___________________________________________, 1994


                      _______________________________________________________
                                      (Signature of Shareholder)

                      Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint tenants should both sign.